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EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                  AMENDED RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         METROMEDIA FIBER NETWORK, INC.

        (Pursuant to Section 242 of the Delaware General Corporation Law)

The undersigned, Silvia Kessel and Arnold L. Wadler, Executive Vice President and Secretary, respectively, of Metromedia Fiber Network, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

1.       The name of the corporation is Metromedia Fiber Network, Inc.

2. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation to increase the authorized number of shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock").

3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing the first sentence of Article THIRD, Section 4.1 thereof in its entirety and by substituting in its place the following:

                  "The total number of shares of stock which the Corporation shall have the authority to issue is 2,946,286,022, consisting of (i) 20,000,000 shares of
                  Preferred Stock, the par value of $0.01 per share (the "Preferred Stock"), (ii) 2,404,031,240 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock), and (iii) 522,254,782 shares of Class B Common Stock, par value of $0.01 per share (the "Class B Common Stock")."

4. The Board of directors of the Corporation duly adopted resolutions pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL") proposing that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation be approved and declaring the adoption of this Amendment to the Amended and Restated Certificate of Incorporation to be advisable, and the stockholders of the Corporation duly approved this Certificate of Amendment to the Restated Certificate of Incorporation in accordance with Sections 211 and 242 of the DGCL. Dated and attested to as of May 6, 1999.


                                                  METROMEDIA FIBER NETWORK, INC.


                                                  By:  /s/ Silvia Kessel
                                                       -----------------
                                                       Silvia Kessel
                                                       Executive Vice President

Attest:

/s/ ARNOLD WADLER
-----------------
Arnold L. Wadler
Secretary